Exhibit 99.4

SEPARATION AGREEMENT AND RELEASE

THIS SEPARATION AGREEMENT AND RELEASE (this “Agreement”) is entered into as of the 25th day of March, 2009 by and between KEITH B. HAGEN (“Mr. Hagen”), and QUADRAMED CORPORATION, a Delaware corporation (the “Company”).

WHEREAS, Mr. Hagen was employed by the Company as an executive officer pursuant to the terms and conditions of that certain Employment Agreement, dated as of October 17, 2005 between the Company and Mr. Hagen, as amended March 26, 2008 (such agreement as amended to date being hereinafter referred to as the “Employment Agreement”), and in connection with such employment, Mr. Hagen has received and continues to hold options to purchase a total of 200,000 shares of Common Stock of the Company as set forth on Schedule 1 hereto pursuant to various option agreements between Mr. Hagen and the Company (collectively, the “Options”).

WHEREAS, the Board of Directors of the Company (the “Board”) and Mr. Hagen have agreed that it is in the best interests of the parties for Mr. Hagen to terminate his employment with the Company.

WHEREAS, such termination of Mr. Hagen’s employment constitutes an “INVOLUNTARY TERMINATION” as defined in the Employment Agreement.

WHEREAS, Mr. Hagen and the Company wish to enter into an agreement concerning his separation from employment with the Company.

NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, Mr. Hagen and the Company acknowledge and agree as follows:

1.	TERMINATION OF EMPLOYMENT AGREEMENT. The parties hereto agree that Mr. Hagen’s employment with the Company is terminated effective as of March 25, 2009 (the “Termination Date”). In exchange for the payments, benefits, and other agreements of the Company set forth in this Agreement, Mr. Hagen hereby agrees that the Employment Agreement is hereby terminated and canceled effective as of the Termination Date with no compensation, benefits, damages, obligations or other payments owing to Mr. Hagen thereafter (other than as specifically set forth in this Agreement). Mr. Hagen will continue to serve as a member of the Board until such time as he resigns, is removed (by the shareholders under Delaware law), or is not elected. During such continued service on the Board, Mr. Hagen will receive the per-meeting fees that QuadraMed pays to non-executive members of the Board, but he will not receive any other form of compensation (such as retainers or grants of stock options).

2.	CONSIDERATION TO MR. HAGEN. The Company shall make the following payments and provide the following additional benefits and consideration to Mr. Hagen, subject to Section 3 hereof.

a.

SEVERANCE BENEFIT. As payment in full of its obligations under the Employment Agreement to pay severance benefits upon an Involuntary Termination, the Company will pay to Mr. Hagen, an aggregate cash amount equal to $969,500 in a lump sum within thirty (30) days of the Termination Date. The Company will continue for a period of 12 months after the Termination Date all welfare benefits (other than disability and severance plan benefits) to which Mr. Hagen is currently entitled pursuant to his Employment Agreement.

b.	OPTIONS. Schedule 1 attached hereto accurately reflects all options and other rights to acquire shares of the Company’s capital stock owned by Mr. Hagen as of the date of this Agreement. All Options which have not already vested shall, on the Termination Date, immediately vest and become exercisable in full. All such vested Options shall otherwise remain subject in all respects to the terms of the option agreement or instrument applicable thereto.

c.	INDEMNIFICATION; D&O INSURANCE. Notwithstanding his termination of employment with the Company, Mr. Hagen (i) shall continue to be entitled to the indemnification rights afforded under the Company’s Fourth Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and that certain Indemnification Agreement between you and the Company dated as of September 16, 2008 (the “Indemnification Agreement”) , and (ii) shall remain covered under the Company’s Directors’ and Officers’ Insurance (“D&O INSURANCE”) policy until March 25, 2015, on no less favorable terms than are provided to any other executive officer of the Company, with respect to acts occurring prior to termination of Mr. Hagen’s service as an officer of the Company, and the Company agrees that such D&O Insurance policy shall have policy limits at least as high as the Company’s existing policy.

3.	Mr. Hagen acknowledges that, pursuant to the terms of the Employment Agreement, his entitlement to the benefits outlined above are conditioned on his execution of this Agreement, including the release provisions of Paragraphs 4, 5, 6 and 7.

4.	Mr. Hagen hereby releases and discharges the Company and each and every one of its former or current directors, officers, employees, members, agents, successors, predecessors, subsidiaries, assigns, members, affiliates, and attorneys (hereinafter the “Released Parties”) of and from all causes of action (“Claims”), known or unknown, in law or equity, which Mr. Hagen or his heirs, executors, administrators, assigns, agents, representatives or attorneys ever had or now has by reason of any matter, cause or thing whatsoever at any time up to and including the date of execution of this Agreement, arising under federal, state or local law or ordinance. This release includes, but is not limited to, Claims arising under applicable tort, contract or personal injury laws, the federal and state laws known as Title VII of the Civil Rights Acts of 1964 and 1991 (jointly, “Title VII”), the Americans With Disabilities Act, the Age Discrimination in Employment Act (“ADEA”), the Consolidated Omnibus Budget Reconciliation Act, the Employee Retirement Income Security Act of 1974 (“ERISA”) (other than claims for accrued benefit(s) to which Employee has a non-forfeitable right under any ERISA pension benefit plan), and the Virginia anti-discrimination and wage-payment statutes. This release includes, but is not limited to, any claim Mr. Hagen or his counsel may have, or had, for payment of attorney’s fees or reimbursement of expenses.

5.	The Company and the Released Parties hereby release and discharge Mr. Hagen and his heirs, executors, administrators, assigns, agents, representatives or attorneys of and from all causes of action (“Claims”), known or unknown, in law or equity, which the Company or the Released Parties ever had or now have by reason of any matter, cause or thing whatsoever at any time up to and including the date of execution of this Agreement, arising under federal, state or local law or ordinance. This release includes, but is not limited to, Claims arising under applicable tort, contract or personal injury laws or theories. This release includes, but is not limited to, any claim the Company or the Company’s counsel may have, or had, for payment of attorney’s fees or reimbursement of expenses.

6.	The release set forth in Paragraph 4 does not include claims that cannot be waived as a matter of law. It is also agreed that Mr. Hagen does not waive his rights (such rights and the enforcement thereof shall not be “Claims” hereunder) (a) to coverage under any directors and officers insurance policy, (b) for indemnification pursuant to QuadraMed’s Certificate of Incorporation or Bylaws, the Indemnification Agreement or any applicable Virginia or Delaware law, statute, regulation, ordinance or constitutional or public policy provisions, in each case, as in effect on the date of this Release for acts or omissions occurring or alleged to have occurred during Mr. Hagen’s employment or other service to QuadraMed, (c) as a shareholder or member of the Board, or (d) to enforce the Separation Agreement.

7.	Except as provided in this Agreement, Mr. Hagen agrees that, absent compulsion of court order, he will not sue or otherwise institute, cause to be instituted, or in any way voluntarily participate or assist in the prosecution of, any complaints against the Company or any of the Released Parties by any non-governmental third party in any federal, state, or other court, administrative agency or other forum concerning any claims released herein. Mr. Hagen affirms that he is waiving all rights to, and will not participate in, any award obtained in connection with any subsequent complaint, charge, or lawsuit filed against the Released Parties by any person.

8.	As stated in Paragraph 4 above, this waiver and release specifically applies to any and all causes of action under the ADEA (and similar statutes under state and local laws), except for a legal challenge to the validity of this ADEA waiver and release. Employee acknowledges that part of the consideration set forth in Paragraph 2 above is provided specifically in order to secure this waiver of age-related claims.

9.

COOPERATION AND ASSISTANCE. Mr. Hagen acknowledges that he may have historical information or knowledge that may be useful to the Company in connection with current or future legal, regulatory or administrative proceedings. Mr. Hagen will reasonably cooperate with the Company in the defense or prosecution of any such claims that relate to events or occurrences that transpired during Mr. Hagen’s employment with the Company. Mr. Hagen’s cooperation in connection with such claims or actions shall include being reasonably available, subject to his other business and personal commitments, to meet with counsel to prepare for discovery or trial and to testify truthfully as a witness when reasonably requested by the Company at reasonable times and with reasonable advance notice to Mr. Hagen. The Company shall reimburse Mr. Hagen for any reasonable out-of-pocket expenses, including the reasonable fees of Mr. Hagen’s personal attorney, reasonably incurred by Mr. Hagen in connection with such cooperation. The Company will also pay Mr. Hagen at the rate of $250 per hour for any time he spends providing such cooperation.

10.	RETURN OF PROPERTY; ADMINISTRATIVE SUPPORT. Except as otherwise agreed to by the Company in writing, Mr. Hagen expressly agrees that, promptly after the Termination Date, he will return to the Company all Company property, including, but not limited to, any and all files, computers, computer equipment and software and diskettes, documents, papers, records, accords, notes, agenda, memoranda, plans, and other books and records of any kind and nature whatsoever containing information concerning the Company or its customers or operations. Notwithstanding the foregoing, Mr. Hagen shall not be required to return his rolodexes, personal diaries, calendars or correspondence or other documents or property that was given to him with the intention that it would become his property. Notwithstanding the foregoing, Mr. Hagen shall be permitted to retain his Company-issued laptop computer. Moreover, Mr. Hagen may retain such Company property that he would otherwise retain or to which he would otherwise have access for so long as he remains a member of the Board, to the same extent as other Board members.

11.	POST-TERMINATION COVENANTS. In addition to the obligations under this Agreement, Mr. Hagen is a party to that certain Proprietary Information and Non-Competition Agreement with the Company, executed on September 26, 2005, a copy of which is attached to this Agreement as Exhibit “A” (the “Confidentiality Agreement”), which contains certain post-termination obligations with respect to confidentiality, non-competition, non-disparagement and ownership of proprietary rights. Mr. Hagen acknowledges and agrees that the Confidentiality Agreement continues in effect according to its terms.

12.	NO ADMISSION AND NON-DISPARAGEMENT. Nothing in this Agreement shall be deemed to constitute an admission or evidence of any wrongdoing or liability on the part of the Company or Mr. Hagen and the parties agree that neither this Agreement nor any of the terms or conditions contained herein may be used in any future dispute or proceeding between the parties except one to enforce the terms of this Agreement. Mr. Hagen will not provide any disparaging information about the Company to any person or entity who is not a party to this Agreement. The Company will cause its officers, directors, senior executives and human resources personnel not to provide any disparaging information about Mr. Hagen to any person or entity who is not a party to this Agreement. The foregoing two sentences shall not apply in any proceeding to enforce this Agreement The Company will provide Mr. Hagen with a mutually acceptable reference letter signed by the Chairman of its Board of Directors. The parties will negotiate in good faith over the terms of this letter. In response to any inquiries about Mr. Hagen, the Company and Board members will not provide any information that is inconsistent with the letter.

13.	TAX AND WITHHOLDING. Any federal, state and/or local income, personal property, franchise, excise or other taxes owed by Mr. Hagen as a result of the payments or benefits provided under the terms of this Agreement shall be the sole responsibility and obligation of Mr. Hagen. The parties hereto agree and acknowledge that the Company shall have the right to withhold from any payments made to Mr. Hagen any and all amounts that are necessary to enable the Company to satisfy any withholding or other tax obligation that arises in connection with such payments or benefits, and the Company shall report any such amounts that it determines are compensation income on Form W-2.

14.	NO ORAL MODIFICATION. This Agreement may not be changed orally and no modification, amendment or waiver of any provision contained in this Agreement, or any future representation, promise or condition in connection with the subject matter of this Agreement shall be binding upon any party hereto unless made in writing and signed by both parties.

15.	RESOLUTION OF DISPUTES. Any disputes under or in connection with this Agreement shall, at the election of either party, be resolved by arbitration, to be held in Reston, Virginia in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. In any action or proceeding brought in connection with this Agreement, the successful party shall be entitled to recover reasonable attorneys’ fees in addition to its costs and expenses. Notwithstanding the foregoing, any controversy which may arise between Mr. Hagen and the Company with respect to the construction, interpretation or application of any of the terms, provisions, covenants or conditions of the Confidentiality Agreement shall be subject to the terms for dispute resolution provided in the Confidentiality Agreement.

16.	INTEGRATION. This Agreement is entered into without reliance upon any statement, representation, promise, inducement or agreement not expressly contained within the terms hereof. This Agreement constitutes the entire agreement between the parties and supersedes all prior oral or written agreements concerning their employment relationship, regardless of the adequacy of consideration; provided, however, that this Agreement does not supercede Mr. Hagen’s Confidentiality Agreement, which will remain in full force and effect pursuant to its terms subsequent to the execution of this Agreement. The Company shall have no obligation to make any payment or do any act other than as specifically set forth herein. The terms of this Agreement are contractual and not mere recitals.

17.	SEVERABILITY. If any court of competent jurisdiction holds any provision of this Agreement or all or any portion of the Confidentiality Agreement invalid or unenforceable, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement or the Confidentiality Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

18.	GOVERNING LAW. This Agreement is made and entered into, and shall be subject to, governed by, and interpreted in accordance with the laws of the Commonwealth of Virginia and shall be fully enforceable in the courts of that state, without regard to principles of conflict of laws.

19.	SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, administrators, representatives, executors, successors and permitted assigns, including but not limited to (i) with respect to the Company, any entity with which the Company may merge or consolidate or to which the Company may sell all or substantially all of its assets, and (ii) with respect to Mr. Hagen, his executors, administrators, heirs and legal representatives.

20.	COUNTERPARTS. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the effect of a signed original.

21.	REVOCATION. In accordance with the Older Workers Benefits Protection Act amendments to the Age Discrimination in Employment Act, the Company will hold this offer open for twenty one (21) days from March 25, 2009. In addition, Mr. Hagen may revoke this Agreement at any time within seven (7) days after he signs it. Any revocation must be in writing and delivered to the Company within eight (8) days of signing this Agreement.

22.	EFFECTIVE DATE. Because of Mr. Hagen’s right to revoke this Agreement (as set forth in Paragraph 20 above), this Agreement shall become effective upon the expiration of the revocation period. Mr. Hagen will not be paid any monies under this Agreement before its effective date.

23.	ACKNOWLEDGMENT OF KNOWING AND VOLUNTARY RELEASE. Mr. Hagen acknowledges that he has read and understood the terms of this Agreement and that he is executing it voluntarily.

24.	ADVICE OF COUNSEL. Mr. Hagen acknowledges that he has been encouraged, and has had the opportunity, to consult with counsel of his choice regarding this Agreement.

25.	NOTICES. Any notice required to be given under this Agreement shall be deemed sufficient, if in writing, and sent by certified mail, return receipt requested, via overnight courier, or hand delivered to the Company at 12110 Sunset Hills Road, Reston, Virginia 20190, and to Mr. Hagen at 40521 Tim Tam Court, Leesburg, VA 20176.

[Signatures on following page.]

IN WITNESS WHEREOF, the parties have executed this Separation Agreement as of the date first above written.

QUADRAMED CORPORATION

By:	/s/ Robert L. Pevenstein
Name:	Robert L. Pevenstein
Title:	Chairman of the Board

KEITH B. HAGEN

/s/ Keith B. Hagen

Schedule 1

Options

	Number of Options	Exercise Price ($)	Grant Date	Expiration Date
	110,000	9.15	10/17/2005	3/25/2010
	40,000	14.00	12/15/2006	3/25/2011
	50,000	9.95	12/10/2007	3/25/2011
Total	200,000